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                                                                  Exhibit 10(a)

May 1, 2001


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  John Hancock Variable Annuity Account H
     (File Nos. 333-84771 and 811-07711)


Commissioner:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 3 under the Securities Act of 1933 (Post-Effective Amendment No. 14 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account H as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as part of the Post-Effective Amendment to the Registrant's Registration Statement with the Commission.


                                     Very truly yours,

                                     /s/ ARNOLD R. BERGMAN
                                     ---------------------
                                     Arnold R. Bergman
                                     Counsel

                                     John Hancock Life Insurance Company